UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AKOUSTIS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-1229046
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

9805 Northcross Center Court, Suite H Huntersville, NC	28078
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following.  ☐

Securities Act registration statement number to which this form relates (if applicable): None

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

The description of Akoustis Technologies, Inc. (the “Registrant”) common stock, par value $0.001 per share, as included under the caption “Description of Securities” in the prospectus forming a part of Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-212508), filed by the Registrant with the Securities and Exchange Commission on December 19, 2016 under the Securities Act of 1933, as amended, is incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this Registration Statement on Form 8-A because no other securities of the Registrant are registered on The Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 10, 2017	AKOUSTIS TECHNOLOGIES, INC.

	By:	/s/ Jeffrey B. Shealy
Jeffrey B. Shealy
Chief Executive Officer